                                                                  EX-99.B(18)(b)

               Flag Investors Short-Intermediate Income Fund, Inc.
                         Rule 18f-3 Multiple Class Plan
                                       for
  Flag Investors Class A, Flag Investors Class B, Flag Investors Institutional
             and Alex. Brown Capital Advisory & Trust Shares Classes

                            Adopted December 13, 1995
                         Amended through March 26, 1997

I. Introduction.

         A. Authority. This Rule 18f-3 Multiple Class Plan (the "Plan") has been adopted by the Board of Directors (the "Board") of Flag Investors Short-Intermediate Income Fund, Inc. (formerly, Flag Investors Intermediate-Term Income Fund, Inc.) (the "Fund"), including a majority of the Directors of the Fund who are not "interested persons" of the Fund (the "Independent Directors") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

         B. History. The Fund is entitled to rely on an exemptive order dated December 30, 1994, which amended and supplemented prior multi-class exemptive orders dated August 27, 1985 and February 27, 1987, respectively, (Inv. Co. Act Releases Nos. IC-20813, IC-14695 and IC-15592, respectively) (collectively, the "Order"). On December 13, 1995, the Fund elected to rely on Rule 18f-3 rather than the Order, as permitted by Rule 18f-3 subject to certain conditions, and created a multiple class distribution arrangement for its classes of shares of the common stock of the Fund's one existing series (the "Series"). The multiple class distribution arrangement will be effective on the date of effectiveness of the post-effective amendment to the Fund's registration statement that incorporates the arrangement. The multi-class distribution arrangement will apply to all existing (Flag Investors Class A (formerly known as the Flag Investors Shares), Flag Investors Class B, Flag Investors Institutional and Alex. Brown Capital Advisory & Trust) and future classes of Fund shares. The Flag Investors Class A Shares have been offered since the Fund's inception on May 13, 1991 and the Flag Investors Institutional Shares have been offered since November 2, 1995. The Alex. Brown Capital Advisory & Trust Shares and the Flag Investors Class B Shares have not yet been offered.

         C. Adoption of Plan; Amendment of Plan; and Periodic Review. Pursuant to Rule 18f-3, the Fund is required to create a written plan specifying all of the differences among the Fund's classes, including shareholder services, distribution arrangements, expense allocations, and any related conversion features or exchange options. The Board has created the Plan to meet this requirement. The Board, including a majority of the Independent Directors, must periodically review the Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Series covered by the Plan. For each additional class of shares approved by the Fund's Board of Directors after the date hereof, the appropriate officers of the Fund will attest the resolutions approving such class as an exhibit hereto. Before any material amendment of the Plan, the Fund is required to obtain a finding by a majority of the Board, and a majority of the Independent Directors, that the Plan as proposed to be amended, including the expense allocations, is in the best interests of each class individually and the Fund as a whole.

II. Attributes of Share Classes

         A. The rights of each existing class of the Fund are not being changed hereby, and the rights, obligations and features of each of the classes of the Fund shall be as set forth in the Fund's Articles of Incorporation and Bylaws, as each such document is amended or restated to date, the resolutions that are adopted with respect to the classes of the Fund and that are adopted pursuant to the Plan to date, and related materials of the Board, as set forth in Exhibit A hereto.

         B. With respect to any class of shares of a Series, the following requirements shall apply. Each share of a particular Series shall represent an equal pro rata interest in the Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that (i) each class shall have a different class designation (e.g., Class A, Class B, Class C, etc.); (ii) each class of shares shall separately bear any distribution expenses in connection with the plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), if any, for such class (and any other costs relating to obtaining shareholder approval of the Rule 12b-1 Plan for such class, or an amendment of such plan) and shall separately bear any expenses associated with any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement, if any, entered into with respect to that class; (iii) holders of the shares of the class shall have exclusive voting rights regarding the Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a Rule 12b-1 Plan), regarding the servicing agreements relating to such class and regarding any matter submitted to shareholders in which the interests of that class differ from the interests of any other class; (iv) each new class of shares may bear, to the extent consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operation that are directly attributable to such class ("Class Expenses") (1); and (v) each class may have conversion features unique to such class, permitting conversion of shares of such class to shares of another class, subject to the requirements set forth in Rule 18f-3.

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(1) Class Expenses are limited to any or all of the following: (i) transfer agent fees identified as being attributable to a specific class of shares, (ii) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class, (iii) Blue Sky registration fees incurred by a class of shares, (iv) SEC registration fees incurred by a class of shares, (v) expenses of administrative personnel and services as required to support the shareholders of a specific class, (vi) directors' fees or expenses incurred as a result of issues relating solely to a class of shares, (vii) account expenses relating solely to a class of shares,
(viii) auditors' fees, litigation expenses, and legal fees and expenses relating solely to a class of shares, and (ix) expenses incurred in connection with shareholder meetings as a result of issues relating solely to a class of shares.

III. Expense Allocations

         Expenses of each class created after the date hereof must be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement, if any, relating to each respective class of shares (including any costs relating to implementing such plans or any amendment thereto) will be borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class will be borne exclusively by that class; and (iii) Class Expenses relating to a particular class will be borne exclusively by that class.

         The methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares of the Fund and the proper allocation of income and expenses among the various classes of shares of the Fund are required to comply with the Fund's internal control structure pursuant to applicable auditing standards, including Statement on Auditing Standards No. 55, and to be reviewed as part of the independent accountants' review of such internal control structure. The independent accountants' report on the Fund's system of internal controls required by Form N-SAR, Item 77B, is not required to refer expressly to the procedures for calculating the classes' net asset values.

                                                                       EXHIBIT A

Exhibits to Registrant's 18f-3 Plan

1. Articles of Incorporation filed as Exhibit (1)(a) to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form N-1A (Registration No. 33-34275), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-95-000390) on August 18, 1995 are incorporated herein by reference.

2. Articles Supplementary establishing the ABCAT Shares filed as Exhibit (1)(g) to this Registration Statement on Form N-1A (Registration No. 33-34275) are incorporated herein by reference.

3. Articles of Amendment to the Articles of Incorporation with respect to the Registrant's name change filed as Exhibit (1)(h) to this Registration Statement on Form N-1A (Registration No. 33-34275) are incorporated herein by reference.

4. By-Laws as amended through December 18, 1996 filed as Exhibit (2) to this Post-Effective Amendment to Registrant's Registration Statement on Form N-1A (Registration No. 33-34275) are incorporated herein by reference.

5. Distribution Agreement between Registrant and Alex. Brown & Sons Incorporated with respect to Registrant's Class A Shares filed as Exhibit (6)(a) to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form N-1A (Registration No. 33-34275), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96-000268) on April 26, 1996 is incorporated herein by reference.

6. Distribution Agreement between Registrant and Alex. Brown & Sons Incorporated with respect to Registrant's Institutional Shares filed as Exhibit (6)(d) to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form N-1A (Registration No. 33-34275), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96-000268) on April 26, 1996 is incorporated herein by reference.

7. Form of Distribution Agreement between Registrant and Alex. Brown & Sons Incorporated with respect to Registrant's Alex. Brown Capital Advisory & Trust Shares filed as Exhibit (6)(e) to this Registration Statement on Form N-1A (Registration No. 33-34275), is incorporated herein by reference.

8. Distribution Plan with respect to the Class A Shares filed as Exhibit (15) to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form N-1A (Registration No. 33-34275), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96-000268) on April 26, 1996 is incorporated herein by reference.

9. Form of Sub-Distribution Agreement between Alex. Brown & Sons Incorporated and Participating Broker-Dealers filed as Exhibit (6)(b) to this Post Effective Amendment to Registrant's Registration Statement on Form N-1A (Registration No. 33-34275) is incorporated herein by reference.

10. Prospectus relating to Registrant's Class A Shares filed as part of this Post-Effective Amendment to Registrant's Registration Statement on Form N-1A (Registration No. 33-34275) is incorporated herein by reference, as amended from time to time.

11. Prospectus relating to Registrant's Institutional Shares filed as part of this Post-Effective Amendment to Registrant's Registration Statement on Form N-1A (Registration No. 33-34275) is incorporated herein by reference, as amended from time to time.

12. Prospectus relating to Registrant's Alex. Brown Capital Advisory & Trust Shares filed as part of this Post-Effective Amendment to Registrant's Registration Statement on Form N-1A (Registration No. 33-34275) is incorporated herein by reference, as amended from time to time.

                                 BOARD APPROVALS

                                                                  Class A Shares

                                                   Date Approved: March 20, 1991

 Resolutions of Board Approving Distribution Agreement, Plan of Distribution and
                       Form of Sub-Distribution Agreement

         RESOLVED, that the proposed Distribution Agreement, between the Fund and Alex. Brown & Sons Incorporated for distribution of the Fund's shares be, and the same hereby is, approved, and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreement with such modifications as said officers shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

         FURTHER RESOLVED, that the proposed Plan of Distribution (the"Plan") is determined to be reasonably likely to benefit the Fund and its shareholders;

         FURTHER RESOLVED, that the Plan be, and the same hereby is, approved by the Board of Directors and by the Directors who are not "interested persons" (as such term is defined in the Investment Company Act of 1940) of the Fund and have no direct or indirect financial interest in the operation of the Plan;

         FURTHER RESOLVED, that the proposed form of Sub-Distribution Agreement of the Fund be, and the same hereby is, approved.

         RESOLVED, that the filing of the Articles of Incorporation of the Fund and the Articles of Amendment thereto by the Fund's incorporator be, and the same hereby is, ratified.


                                               Date Approved: September 23, 1994

               Resolutions of Board Creating Flag Investors Shares

         FURTHER RESOLVED, that the previously undesignated shares of common stock, par value $.001 per share, of Flag Investors Intermediate-Term Income Fund, Inc. be, and they hereby are, designated as the "Flag Investors Shares"

         FURTHER RESOLVED, that the proper officers of the foregoing Fund be, and each of them hereby is, authorized and directed to file articles supplementary to the Fund's Articles of Incorporation and to take such other action as may be necessary to designate and reclassify shares in the foregoing matter.

                                                    Date Approved: April 1, 1996

               Resolutions of Board Renaming Flag Investors Shares

         RESOLVED, that the Fund's forty-five million (45,000,000) shares of common stock, par value $.001 per share, previously designated and classified as the "Flag Investors Shares" be, and hereby are, renamed the "Flag Investors Class A Shares";

         FURTHER RESOLVED, that the Articles Supplementary to the Fund's Articles of Incorporation be, and they hereby are, approved and adopted;

         FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed in the name and on behalf of the Fund to take any other action that the officer so acting may deem necessary or appropriate to effectuate the renaming of the Flag Investors Shares and the filing and recording of the Articles Supplementary in the appropriate offices in the State of Maryland.


                                               Date Approved: September 23, 1994

           Resolutions of Board Creating Flag Investors Class B Shares

         FURTHER RESOLVED, that an additional class of shares of Flag Investors Intermediate-Term Income Fund, Inc. (the "Fund") be, and hereby is, classified and designated as the "Flag Investors Class B Shares" (the "Class B Shares") and that unissued shares of common stock, par value $.001 per share of the Fund be, and the same hereby are, reclassified as follows:

================================================================================
Total No. of Shares    Class A Shares     Class B Shares     Unclassified Shares

50,000,000             45,000,000         2,000,000          3,000,000
================================================================================

         FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file articles supplementary to the Fund's Articles of Incorporation and to take such other action as may be necessary to designate and reclassify shares in the foregoing manner.

         RESOLVED, that the Distribution Agreement between Flag Investors Intermediate-Term Income Fund, Inc. and Alex. Brown & Sons Incorporated for the Class B Shares of the Fund be, and the same hereby is, approved;

         FURTHER RESOLVED, that at such time as the Fund offers the Class B Shares, the Plan of Distribution shall govern the payment of 12b-1 fees by that class;

         FURTHER RESOLVED, that the Plan of Distribution for the Class B Shares of the Fund is determined to be reasonably likely to benefit the Fund and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for similar plans;

         FURTHER RESOLVED, that said Plan be, and the same hereby is, approved.


                                               Date Approved: September 26, 1995

        Resolutions of Board Creating Flag Investors Institutional Shares

         RESOLVED, that the total number of shares of common stock, par value $.001 per share, that Flag Investors Intermediate-Term Income Fund, Inc. (the "Fund") is authorized to issue is hereby increased from fifty million (50,000,000) to fifty-five million (55,000,000) and that from such amount, five million (5,000,000) authorized and unissued shares be, and hereby are, designated and classified as the "Flag Investors Intermediate-Term Income Fund Institutional Shares" ("Institutional Shares");

         FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file Articles Supplementary to the Fund's Articles of Incorporation to effectuate the increase in authorized shares and to designate and classify the new class;

         FURTHER RESOLVED, that the Distribution Agreement between Flag Investors Intermediate-Term Income Fund, Inc. and Alex. Brown & Sons Incorporated for the Institutional Shares of said Fund be, and the same hereby is, approved in substantially the form presented to this meeting;

         FURTHER RESOLVED, that the proper officers of Flag Investors Intermediate-Term Income Fund, Inc. be, and they hereby are, authorized and directed to enter into and execute the Distribution Agreement on behalf of the Fund, and to take all other actions that such officer deems necessary or appropriate in connection with the execution of such agreement, the taking of any action to establish conclusively such officer's authority therefore and the approval and ratification thereof by the Fund.


                                                  Date Approved: October 1, 1996

                    Resolutions of Board Creating Alex. Brown
                         Capital Advisory & Trust Shares

         RESOLVED, that the total number of shares of common stock, par value $.001 per share, that Flag Investors Intermediate-Term Income Fund, Inc. is authorized to issue is hereby increased from fifty-five million (55,000,000) to sixty million (60,000,000) and that from such amount, five million (5,000,000) authorized and unissued shares be, and hereby are, designated and classified as the "Alex. Brown Advisory & Trust Intermediate-Term Income Shares";

         FURTHER RESOLVED, that the proper officers of Flag Investors Intermediate-Term Income Fund, Inc. be, and each of them hereby is, authorized and directed to file Articles Supplementary to the Fund's Articles of Incorporation to effectuate the increase in authorized shares and to designate and classify the new class;

         FURTHER RESOLVED, that any filings previously made and any actions previously taken by the appropriate officers of the Fund in connection with the establishment and registration of the new class be, and they hereby are ratified, confirmed and approved as the act and deed of the Fund.


                                                  Date Approved: October 1, 1996

            Resolutions of Board Approving Distribution Agreement for
                 New Alex. Brown Capital Advisory & Trust Shares


         FURTHER RESOLVED, that the Distribution Agreement between Flag Investors Intermediate-Term Income Fund, Inc. and Alex. Brown & Sons Incorporated for the Alex. Brown Capital & Advisory Trust Shares of said Fund be, and the same hereby is, approved in substantially the form presented to this meeting;

         FURTHER RESOLVED, that the proper officers of Flag Investors Intermediate-Term Income Fund, Inc. be, and they hereby are, authorized and directed to enter into and execute the Distribution Agreement on behalf of the Fund, and to take all other actions that such officer deems necessary or appropriate in connection with the execution of such agreement, the taking of any action to establish conclusively such officer's authority therefore and the approval and ratification thereof by the Fund.

                                                   Date Approved: March 26, 1997


                       Approval of Amended Rule 18f-3 Plan

         RESOLVED, based upon information presented to the Board of Directors of Flag Investors Short-Intermediate Income Fund, Inc. (the "Fund"), that the Directors, including a majority of the Directors who are not "interested persons" of the Fund, have determined that the Fund's amended Rule 18f-3 Plan, including the expense allocations described therein, is in the best interests of the Fund and each of its classes;

         FURTHER RESOLVED, that the amended Rule 18f-3 Plan for the Fund be, and hereby is, approved, in substantially the form presented to this meeting; and

         FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed to take any and all actions necessary or appropriate to cause the amended Rule 18f-3 Plan to be filed with the Securities and Exchange Commission.